Exhibit 99.1

PROS HOLDINGS REPORTS FOURTH QUARTER AND FULL YEAR 2008
FINANCIAL RESULTS

•                  Fourth quarter revenues of $19.8 million, an increase of 11% year-over-year

•                  Full year revenues of $75.6 million, an increase of 22% from the prior year

•                  Non-GAAP income from operations of $4.9 million, an increase of 10% year-over-year,  net income of $4.6 million or $0.17 per diluted share for the fourth quarter of 2008

•                  GAAP income from operations of $3.8 million,  net income of $3.6 million or $0.14 per diluted share for the fourth quarter of 2008

•                  Cash and cash equivalent of $52.0 million, no debt and $13.8 million of net cash provided by operations for the year, an increase of 38%

Houston, Texas — February 12, 2009 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, today announced financial results for the fourth quarter and year ended December 31, 2008.

Revenues for the fourth quarter of 2008 were a record $19.8 million, an 11% increase over the fourth quarter of 2007, in line with the company’s guided range.  License and implementation revenues were $14.0 million in the quarter, an increase of 12% from a year ago, and maintenance revenue was $5.7 million, up 10% from the fourth quarter of 2007.  For the year ended December 31, 2008, revenue was $75.6 million, with 71% from license and implementation revenue and 29% from maintenance revenue.

Bert Winemiller, Chairman and CEO of PROS stated, “We are pleased with our financial performance in the fourth quarter of 2008. For the full year we are reporting results in line with or above expectations, with the strongest revenue, cash flow, and profit in our history. We believe this was a solid performance given the challenging economic environment in 2008. These results are validation of PROS’ proven business model of delivering high-ROI pricing and margin optimization software products to our customers and our revenue visibility based on our percentage of completion revenue recognition. Companies implement PROS pricing and margin optimization software as a strategic innovation and a risk mitigation initiative, particularly as these companies face unpredictable demand and volatile costs. PROS’ proven track record, proven processes, and proven solutions are the keys to our long-term success and drive our high level of customer satisfaction.”

For the quarter ended December 31, 2008 and 2007, PROS reported income from operations, in accordance with generally accepted accounting principles (“GAAP”), of $3.8 million for each of the periods.  GAAP net income in the quarter was $3.6 million, or $0.14 per diluted share, above expectations, compared with $3.5 million, or $0.13 per diluted share, in the fourth quarter of 2007.

For the quarter ended December 31, 2008, Non-GAAP income from operations was $4.9 million compared with $4.4 million for the same period in 2007.   Non-GAAP net income was $4.6 million, or $0.17 per diluted share, above expectations, compared with Non-GAAP net income of $4.0 million, or $0.15 per diluted share, in the fourth quarter of 2007.  These Non-GAAP results in the fourth quarter of 2008 and 2007 exclude $1.1 million and $0.7 million, respectively, of SFAS 123R stock-based compensation charges.

For the year ended December 31, 2008, income from operations, in accordance with GAAP was $13.9 million compared with $11.0 million for the year ended December 31, 2007.  GAAP net income for the year was $10.8 million, or $0.40 per diluted share, compared with $10.5 million, or $0.45 per diluted share, in 2007.   Cash flow from operations was $13.8 million for the year ended December 31, 2008, an increase of 38% from cash flow from operation of $10.0 million for the year ended December 31, 2007.

For the year ended December 31, 2008, Non-GAAP income from operations was $18.0 million compared with $12.6 million for the year ended December 31, 2007.  Non-GAAP net income for the year was $13.6 million, or $0.51 per diluted share, compared with $11.0 million, or $0.46 per diluted share, in 2007.  These Non-GAAP results for the year ended December 31, 2008 and 2007 exclude $4.0 million and $1.6 million, respectively, of SFAS 123R stock-based compensation charges.

On October 3, 2008, Congress passed the extension of the Research & Experimentation (“R&E”) tax credit.  The R&E tax credit is retroactive to January 1, 2008 and extends the credit until December 31, 2009.  As a result of the retroactive reinstatement of the R&E credit; we recorded the full benefit of the R&E credit in the fourth quarter of 2008 resulting in a fourth quarter effective tax rate of 9.0%.

The effective GAAP and Non-GAAP tax rate was approximately 9.0% and 28.5% for the three months and year ended December 31, 2008, respectively, compared to a GAAP and Non-GAAP tax rate of 19.7%  for the three months ended December 31, 2007 and GAAP and Non-GAAP effective tax rate 10.6% and 20.3%, respectively, for the year ended December 31, 2007.

Charles Murphy, Executive Vice President and CFO stated, “Given the continuing uncertainty of the global economic environment, we are very pleased with our operating results for the quarter and the year.  Our fourth quarter 2008 Non- GAAP operating income was $4.9 million and earnings per share was $0.17.   We are particularly pleased with our full year Non-GAAP operating margins of 23.8%.  The strength of our balance sheet positions us well going into 2009 with $52.0 million in cash, $41.7 million in working capital and no debt.  2008 was our 10th consecutive year of profitability and positive cash flow generation.”

The attached table provides a reconciliation of GAAP to Non-GAAP income from operations and net income as well as net income per share available to common stockholders for the fourth quarter and year ended December 31, 2008 and 2007.

Cash and cash equivalents were $52.0 million at the end of the December 31, 2008, an increase of $7.6 million from December 31, 2007.

For the three months ended December 31, 2008, the Company repurchased 284,445 shares for approximately $2.3 million.  Since the commencement of the Company’s stock repurchase program, the Company has repurchased 570,545 shares for approximately $5.0 million as of December 31, 2008.  At December 31, 2008, approximately $10.0 million remained available for the purchase of stock under this plan.

Financial Outlook

Based on information as of today, PROS is providing the following outlook for the first quarter of 2009:

First Quarter of Fiscal Year 2009:

•                  The Company expects total revenue in the range of $17.5 million to $18.0 million.

•                  The Company is projecting GAAP income from operations of $1.7 million to $2.3 million and GAAP diluted earnings per share of $0.05 to $0.07.

•                  The Company is projecting Non-GAAP income from operations of $2.8 million to $3.4 million and Non-GAAP diluted earnings per share of $0.08 to $0.10.  Non-GAAP income from operations for the first quarter excludes estimated SFAS 123(R) stock-based compensation charges of approximately $1.1 million.  Earnings per share are based on an estimated weighted average of 26.5 million diluted shares outstanding.

PROS remains positive about the Company’s long-term opportunities and believes 2008 was a good year.  However, as the Company enters 2009 with the global economy in recession, forecasting for the longer-term is considerably more challenging.  As such, PROS will not be providing full-year guidance at this time.

Conference Call

In conjunction with this announcement, PROS Holdings will host a conference call on February 12, 2009, at 4:30 p.m. (EST) to discuss the company’s financial results.  To access this call, dial (866) 825-3308 (domestic) or (617) 213-8062 (international).  The pass code for the call is 58184143.  Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international).  The replay pass code is 37517530.  An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution, and price optimization.  By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance.  PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics.  PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions.  PROS provides professional services to configure its software products to meet the specific pricing needs of each customer.  PROS has implemented over 200 solutions across a range of industries in more than 40 countries.

Founded in 1985, PROS is headquartered in Houston, Texas.  Today, PROS has over 350 employees, more than 100 with advanced degrees and over 25 with Ph.D.s.  To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ future financial performance, penetration and expansion into target markets, product development, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) the risk that the continued slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ buying and spending decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required functionality desired, (d) the ability of the market for enterprise pricing and revenue optimization  software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto,  and (i) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements.  Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS’ expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP.  This information includes Non-GAAP income from operations, net income and diluted earnings per share.  PROS uses these Non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.  PROS believes that the use of these Non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results.   As noted, the Non-GAAP financial measures discussed above are stock-based compensation charges for the three months and year ended December 31, 2008 of $1.1 million and $4.0 million, respectively, pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP measures to their most directly comparable GAAP financial measure as detailed above.  A reconciliation of GAAP to the Non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com

Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 31,
	2008	2007

Assets:
Current assets:
Cash and cash equivalents	$51,979	$44,378
Accounts and unbilled receivables, net of allowance of $1,900 and $1,550 respectively	16,179	14,896
Prepaid expenses and other current assets	3,238	4,050
Total current assets	71,396	63,324
Property and equipment, net	2,901	3,063
Other long term assets, net	2,297	2,593
Total assets	$76,594	$68,980

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,088	$1,466
Accrued liabilities	2,920	2,904
Accrued payroll and other employee benefits	4,493	4,778
Deferred revenue	16,288	20,259
Other current liabilities	4,866	—
Total current liabilities	29,655	29,407
Long-term deferred revenue	3,187	5,885

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,095,846 and 29,926,529 shares issued, respectively, 25,678,261 and 26,079,489 shares outstanding respectively	30	30
Additional paid-in capital	57,668	53,361
Treasury stock, 4,417,585 and 3,847,040, respectively, common shares at cost	(13,938)	(8,938)
Accumulated deficit	(8)	(10,765)
Total stockholders’ equity	43,752	33,688
Total liabilities and stockholders’ equity	$76,594	$68,980

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007

Revenue:
License and implementation	$14,043	$12,582	$53,923	$43,159
Maintenance and support	5,722	5,201	21,665	18,920
Total revenue	19,765	17,783	75,588	62,079

Cost of revenue:
License and implementation	4,072	3,538	14,894	13,227
Maintenance and support	1,063	1,264	4,358	4,717
Total cost of revenue	5,135	4,802	19,252	17,944

Gross profit	14,630	12,981	56,336	44,135
Gross margin	74.0%	73.0%	74.5%	71.1%

Operating expenses:
Selling, general and administrative	5,589	4,763	22,094	16,292
Research and development	5,236	4,443	20,309	16,837
Total operating expenses	10,825	9,206	42,403	33,129

Income from operations	3,805	3,775	13,933	11,006

Other income (expense):
Interest income	127	523	1,112	1,623
Interest expense	—	—	—	(869)
Income before income tax provision	3,932	4,298	15,045	11,760
Income tax provision	347	845	4,288	1,243
Net income	3,585	3,453	10,757	10,517

Accretion of preferred stock	—	—	—	(82)

Net earnings attributable to common stockholders	$3,585	$3,453	$10,757	$10,435

Net earnings attributable to common stockholders per share:
Basic	$0.14	$0.13	$0.41	$0.45
Diluted	$0.14	$0.13	$0.40	$0.45

Weighted average number of shares:
Basic	25,919,422	25,989,277	26,120,613	23,026,163
Diluted	26,236,828	26,656,433	26,569,074	23,433,981

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - RECONCILIATION

OF GAAP TO NON-GAAP

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007

Net income	$3,585	$3,453	$10,757	$10,517

GAAP SFAS 123(R) (Non-Cash Compensation):
Cost of revenue	147	99	611	257
Selling, general and administrative	582	299	2,145	803
Research and development	356	271	1,266	541
Total operating expenses	1,085	669	4,022	1,601

Deferred loan costs	—	—	—	397

Tax impact of SFAS 123(R) and deferred loan costs	(103)	(132)	(1,146)	(411)
Tax impact of valuation allowance	—	—	—	(1,137)
Total Non-GAAP tax impact	(103)	(132)	(1,146)	(1,548)

Non-GAAP net income	4,567	3,990	13,633	10,967

Accretion of preferred stock	—	—	—	(82)

Non-GAAP net earnings attributable to common stockholders	$4,567	$3,990	$13,633	$10,885

Basic	$0.18	$0.15	$0.52	$0.47
Diluted	$0.17	$0.15	$0.51	$0.46

Shares used in computing net income per common share:
Basic	25,919,422	25,989,277	26,120,613	23,026,163
Diluted	26,236,828	26,656,433	26,569,074	23,433,981

Income from operations	$3,805	$3,775	$13,933	$11,006

GAAP SFAS 123(R) (Non-Cash Compensation):	1,085	669	4,022	1,601

Non-GAAP income from operations	$4,890	$4,444	$17,955	$12,607

Non-GAAP income from operations %	24.7%	25.0%	23.8%	20.3%

GAAP - gross profit	$14,630	$12,981	$56,336	$44,135

GAAP SFAS 123(R) (Non-Cash Compensation):	147	99	611	257

Non-GAAP gross profit	$14,777	$13,080	$56,947	$44,392

Non-GAAP gross margin	74.7%	73.6%	75.3%	71.5%

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	For the Year Ended December 31,
	2008	2007

Operating activities:
Net income	$10,757	$10,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,363	1,182
Noncash compensation	4,021	1,601
Deferred income taxes	(821)	(1,871)
Deferred financing costs	—	418
Provision for doubtful accounts, net	198	360
Changes in operating assets and liabilities:
Accounts receivable	(579)	(183)
Unbilled receivables	(1,064)	(1,284)
Prepaid expenses and other	860	(427)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(340)	(221)
Deferred revenue	(572)	(68)
Net cash provided by operating activities	13,823	10,024

Investing activities:
Purchases of property and equipment	(1,208)	(1,678)
Net cash used in investing activities	(1,208)	(1,678)

Financing activities:
Proceeds from long-term debt	—	20,000
Proceeds from initial public offering, net of underwriters’ costs	—	52,365
Proceeds from follow on offering	—	1,028
Dividend on common stock	—	(41,328)
Payments on long-term debt	—	(20,000)
Redemption of redeemable preferred stock	—	(17,365)
Proceeds from the exercise of stock options	286	709
Exercise of stock warrants	—	410
Initial public offering costs	—	(1,793)
Secondary offering costs	(300)	(116)
Purchase of treasury stock	(5,000)	—
Deferred loan costs	—	(418)
Net cash used in financing activities	(5,014)	(6,508)
Net increase (decrease) in cash and cash equivalents	7,601	1,838
Cash and cash equivalents:
Beginning of period	44,378	42,540
End of period	$51,979	$44,378